EXHIBIT 99.1

QCR Holdings, Inc. Announces Record Net Income of $6.8 Million for the Fourth Quarter of 2015 and Record Net Income of $16.9 Million for the Year

MOLINE, Ill., Feb. 02, 2016 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $6.8 million and diluted earnings per share (“EPS”) of $0.57 for the quarter ended December 31, 2015.  By comparison, for the quarter ended September 30, 2015, the Company reported net income of $6.5 million and diluted EPS of $0.55.  For the fourth quarter of 2014, the Company reported net income of $3.0 million, and diluted EPS of $0.37.  As a result of the redemption of all of the Company’s remaining outstanding shares of preferred stock in the second quarter of 2014, none of these periods included preferred stock dividends.

For the year ended December 31, 2015, the Company reported net income of $16.9 million and diluted EPS of $1.61.  By comparison, for the year ended December 31, 2014, the Company reported net income of $15.0 million, and diluted EPS of $1.72, after preferred stock dividends of $1.1 million.

Continued Strong Core Net Income Momentum and Core ROAA Results

The Company reported core net income (non-GAAP) for the quarter ending December 31, 2015 of $6.3 million, with diluted core EPS of $0.53.  Core net income for the quarter excludes gains on the sale of securities of $211 thousand, a gain on debt extinguishment of $195 thousand, losses on debt extinguishment of $384 thousand and one-time reductions in noninterest expenses of $487 thousand due to the reversal of certain accruals, primarily in data processing and occupancy expense.  By comparison, the Company reported core net income of $6.2 million and diluted core EPS of $0.52 for the quarter ended September 30, 2015.  For the quarter ended December 31, 2014, the Company reported core net income of $3.0 million and diluted core EPS of $0.37.

For the year ended December 31, 2015, the Company reported core net income (non-GAAP) of $20.9 million, with diluted core EPS of $1.99.  Core net income for the year excludes a number of non-recurring items, most significantly the $4.9 million of after-tax non-recurring expenses related to the prepayment of wholesale borrowings.

“We are quite pleased with our operating performance in the fourth quarter,” commented Douglas M. Hultquist, President and Chief Executive Officer, “as organic loan growth was strong, growth in noninterest bearing deposits was robust and fee income for the quarter was solid.  Our core return on average assets (“ROAA”) has improved significantly from a year ago.  Core ROAA was 0.96% for the fourth quarter.  By comparison, core ROAA was 0.97% and 0.48% for the quarters ending September 30, 2015 and December 31, 2014, respectively.  We have nearly achieved our targeted ROAA of 1.00% and we will continue to enhance profitability through our ongoing key initiatives.”

Loan and Lease Growth Strong at 10.3% for Year
Swap Fee Income and Gains on the Sale of Government Guaranteed Loans Total $940 Thousand for the Quarter

During the fourth quarter of 2015, the Company’s total assets increased $17.3 million, or 1%, to a total of $2.59 billion, while total loans and leases grew $42.4 million.  The loan and lease growth was funded primarily by deposit growth.  Deposits grew $25.3 million, or 1%, during the quarter, while borrowings decreased $11.9 million.

“Loan and lease growth for the year totaled $168.0 million, or 10.3%,” commented Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  “Loan growth was strong in the fourth quarter at 2.4%, helping us reach our targeted annual organic growth rate of 10-12%.  Solid loan and lease growth has continued to help us move our loan and lease to total asset ratio upward to 69%, from 68% in the third quarter of 2015 and from 65% one year ago.  We intend to continue increasing this ratio as we rotate out of securities and into loans and leases, with a goal of growing loans and leases to more than 70% of total assets.”

“Swap fee income and gains on the sale of government guaranteed loans have been strong this year, totaling $3.0 million,” said Mr. Gipple.  “We plan to continue executing these types of transactions, as they provide unique solutions for our clients.  Our goal is to grow these revenue streams to a combined $4.0 million annually in 2016.”

Net Interest Margin Expanded 22 Basis Points Year-Over-Year

Net interest income totaled $19.9 million for the quarter ended December 31, 2015.  By comparison, net interest income totaled $20.1 million and $17.8 million for the quarters ended September 30, 2015 and December 31, 2014, respectively.  Net interest income totaled $76.3 million for the year ended December 31, 2015, an increase of 10% compared to the same period of the prior year.

“Net interest margin percentage decreased 10 basis points from the prior quarter to 3.41%,” stated Mr. Gipple.  He added, “This contraction was primarily due to excess liquidity that was carried throughout most of the fourth quarter.  Average fed funds sold and interest bearing deposits increased $41.2 million over the prior quarter and earned 35 basis points on average.  Also contributing to the contraction in margin was a decrease in average loan yield, which was primarily driven by the addition of floating rate loans with an average interest rate that was 1.30%-1.50% lower than the fixed rate loans originated in the same period.  While these loans have a lower loan yield in the near-term, they will help the Company’s interest rate risk position in a rising rate environment.”

Nonperforming Assets Decreased $1.5 Million, or 7%, During the Fourth Quarter

Nonperforming loans and leases at December 31, 2015 were $11.7 million, a decrease of $607 thousand, or 5%, from September 30, 2015.  In addition, the ratio of nonperforming assets (“NPAs”) to total assets was 0.74% at December 31, 2015, which was down from 0.80% at September 30, 2015.

“We continue to see improvement in our asset quality measurements, with NPAs decreasing 7% this quarter.  We focused on further reducing our NPAs to total assets ratio and were successful in achieving this goal during the fourth quarter.  The reduction of our NPAs was primarily due to the sale of a large other real estate property during the quarter, as well as paydowns of nonaccrual loans,” stated Mr. Hultquist.  “We remain committed to further improving our asset quality ratios in 2016.”

The Company’s provision for loan and lease losses totaled $1.2 million for the fourth quarter of 2015, which was down $458 thousand from the prior quarter, and down $2.5 million compared to the fourth quarter of 2014.

Provision expense of $1.2 million for the fourth quarter of 2015 was partially offset by net charge-offs of $570 thousand, increasing the Company’s allowance for loan and lease losses (“allowance”) to $26.1 million at December 31, 2015.  As of December 31, 2015, the Company’s allowance to total loans and leases was 1.45%, which was flat from September 30, 2015, and up from 1.42% at December 31, 2014.

The Company’s allowance to total nonperforming loans/leases was 223% at December 31, 2015, which was up from 207% at September 30, 2015, and up from 115% at December 31, 2014, as improved asset quality has resulted in an increased coverage ratio.

Continued Balance Sheet Restructuring
Trust Preferred Securities Repurchased at Discount and Junior Subordinated Debentures Retired

In the fourth quarter of 2015, the Company executed a balance sheet restructuring strategy at Rockford Bank & Trust in which $8.0 million of wholesale borrowings were prepaid at a weighted average interest rate of 3.66%.  As a result of this restructuring, the Company incurred $591 thousand (pre-tax) in losses on debt extinguishment that were recognized in the fourth quarter.  The weighted average duration of this debt was 3.04 years, with $5.0 million maturing in 2019 and $3.0 million maturing in 2018.  This funding was replaced with short-term borrowings at an average interest rate of 0.50%.  This restructuring is expected to reduce interest expense by $252 thousand annually.

In December 2015, the Company extinguished $2.1 million of the QCR Holdings Capital Trust II junior subordinated debentures and recorded a $300 thousand gain on extinguishment (pre-tax), as the Company was able to acquire the related security at a discount through auction.  The interest rate on these debentures floated at 3-month LIBOR plus 2.85% and had a rate of 3.18% at the time of extinguishment.

The Company was provided with an additional opportunity to retire a portion of its outstanding junior subordinated debentures, and in January 2016, the Company extinguished $5.1 million of the QCR Holdings Capital Trust IV junior subordinated debentures, recording a $1.2 million gain on extinguishment (pre-tax), as the Company was able to acquire the related security at a discount through auction.  The interest rate on these debentures floated at 3-month LIBOR plus 1.80% and had a rate of 2.12% at the time of extinguishment.

Also in January 2016, the Company executed additional balance sheet restructuring strategies at Quad City Bank & Trust and Cedar Rapids Bank & Trust, which included the repayment of $20.0 million of wholesale borrowings with a weighted average interest rate of 3.92%.  As a result of this restructuring, the Company incurred $1.3 million (pre-tax) in losses on debt extinguishment that were recognized in the first quarter of 2016.  The weighted average duration of this debt was 2.17 years, with $10.0 million maturing in 2017 and $10.0 maturing in 2018.  This funding was replaced with short-term borrowings at an average interest rate of 0.50%.  This restructuring is expected to reduce interest expense by $683 thousand annually.  The impact of the 2016 junior subordinated debenture retirement and subsequent balance sheet restructure are not reported in the 2015 results, but will be reflected in first quarter 2016 results.

“The Company continues to look for opportunities to restructure the balance sheet in order to further reduce wholesale borrowings, while improving net interest margin,” stated Mr. Gipple.  “The gains recognized on debt extinguishment through the repurchase of trust preferred securities provided a unique opportunity to leverage non-core income to improve future core results.  The strategies executed in December 2015 and January 2016 are estimated to improve net interest margin by 4 basis points and ROAA by 2 basis points, while the earnback period is expected to be less than two years.”

Capital Levels Remain Strong

The Company’s total risk-based capital ratio was 13.20%, the common equity tier 1 ratio was 10.37% and the tangible common equity to tangible common assets ratio increased to 8.55%, all as of December 31, 2015.  For comparison, these respective ratios were 10.30%, 7.24% and 5.88% as of March 31, 2015, which was the quarter prior to the Company’s capital issuance and debt restructuring previously discussed.  Both the total risk-based capital ratio and the common equity tier 1 ratio are well above the fully phased-in requirements under Basel III.  The increase in the Company’s capital ratios was primarily due to the capital raise executed in the second quarter of 2015, as well as strong earnings in the third and fourth quarters.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following initiatives in an effort to continue to improve profitability and drive increased shareholder value:

  Grow loans and leases to more than 70% of total assets
  Continue to reduce wholesale funding to less than 15% of assets
  Grow gains on the sale of USDA and SBA loans, and fee income on swaps, to a more significant and consistent component of core revenue
  Grow wealth management net income by 15% annually
  Eliminate identified noninterest expenses and manage annual expense growth
  Return asset quality metrics to better than peer levels
  Participate as an acquirer in the consolidation taking place in our markets to further boost ROAA, improve efficiency ratio, and increase EPS

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  With the acquisition of Community National Bancorporation in 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the Basel III regulatory capital reforms, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	December 31,		September 30,		December 31,
	2015		2015		2014

	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%			Amount	%
Cash, federal funds sold, and interest-bearing deposits	$97,906	4%	$107,659	4%	$120,350	5%
Securities	577,109	22%	590,775	23%	651,539	26%
Net loans/leases	1,771,882	68%	1,730,138	67%	1,606,929	64%
Core deposit intangible	1,471	0%	1,521	0%	1,671	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%
Other assets	141,607	6%	142,539	6%	141,246	5%
Total assets	$2,593,198	100%	$2,575,855	100%	$2,524,958	100%

Total deposits	$1,880,666	72%	$1,855,319	72%	$1,679,668	67%
Total borrowings	444,162	17%	456,091	18%	662,558	26%
Other liabilities	42,484	2%	43,330	2%	38,653	1%
Total stockholders' equity	225,886	9%	221,115	8%	144,079	6%
Total liabilities and stockholders' equity	$2,593,198	100%	$2,575,855	100%	$2,524,958	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity (1)	$225,886		$221,115		$144,079
Common shares outstanding	11,761,083		11,728,911		7,953,197
Book value per common share (1)	$19.21		$18.85		$18.12
Tangible book value per common share (2)	$18.81		$18.45		$17.50
Closing stock price	$24.29		$21.87		$17.86
Market capitalization	$285,677		$256,511		$142,044
Market price / book value	126.47%		116.01%		98.59%
Market price / tangible book value	129.15%		118.55%		102.05%
Tangible common equity / total tangible assets (TCE/TA) (3)	8.55%		8.42%		5.52%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	13.20%	(4)	13.06%		10.91%
Tier 1 risk-based capital ratio	11.95%	(4)	11.83%		9.52%
Tier 1 leverage capital ratio	9.65%	(4)	9.73%		7.62%
Common equity tier 1 ratio	10.37%	(4)	10.16%		N/A

	For the quarter ended December 31,				For the twelve months ended December 31,
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY	2015		2014		2015		2014
Beginning balance	$221,115		$138,180		$144,079		$147,577
Net income	6,785		2,993		16,928		14,953
Other comprehensive income (loss) , net of tax	(2,287)		2,814		(189)		11,709
Preferred and common cash dividends declared	(469)		(316)		(935)		(1,713)
Proceeds from issuance of 3,680,000 shares of common stock, net of costs	-		-		63,484		-
Redemption of 29,867 shares of Series F Preferred Stock	-		-		-		(29,824)
Other (5)	742		408		2,519		1,377
Ending balance	$225,886		$144,079		$225,886		$144,079

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) See GAAP to non-GAAP reconciliations.
(4) Subject to change upon final calculation for regulatory filings due after earnings release.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	December 31,		September 30,		December 31,
	2015		2015		2014

	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%
Loan/lease mix:
Commercial and industrial loans	$648,160	36%	$647,398	37%	$523,927	32%
Commercial real estate loans	724,369	40%	692,569	39%	702,140	43%
Direct financing leases	173,656	10%	173,304	10%	166,032	10%
Residential real estate loans	170,433	10%	165,061	10%	158,633	10%
Installment and other consumer loans	73,669	4%	69,863	4%	72,607	5%
Deferred loan/lease origination costs, net of fees	7,736	0%	7,477	0%	6,664	0%
Total loans/leases	$1,798,023	100%	$1,755,672	100%	$1,630,003	100%
Less allowance for estimated losses on loans/leases	26,141		25,534		23,074
Net loans/leases	$1,771,882		$1,730,138		$1,606,929

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$213,537	37%	$247,625	42%	$307,869	47%
Municipal securities	280,203	49%	265,293	45%	229,230	35%
Residential mortgage-backed and related securities	80,670	14%	74,901	13%	111,423	17%
Other securities	2,699	0%	2,956	0%	3,017	1%
Total securities	$577,109	100%	$590,775	100%	$651,539	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$615,292	33%	$585,300	32%	$511,992	30%
Interest-bearing demand deposits	886,294	47%	879,149	47%	778,570	47%
Time deposits	309,974	16%	302,978	16%	306,364	18%
Brokered deposits	69,106	4%	87,892	5%	82,742	5%
Total deposits	$1,880,666	100%	$1,855,319	100%	$1,679,668	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$151,000	34%	$133,000	29%	$203,500	31%
Wholesale structured repurchase agreements	110,000	25%	115,000	25%	130,000	19%
Customer repurchase agreements	73,873	16%	74,404	16%	137,252	21%
Federal funds purchased	70,790	16%	93,160	21%	131,100	20%
Junior subordinated debentures	38,499	9%	40,527	9%	40,424	6%
Other	-	0%	-	0%	20,282	3%
Total borrowings	$444,162	100%	$456,091	100%	$662,558	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	December 31,		September 30,		December 31,
	2015		2015		2014

	(dollars in thousands)

NONPERFORMING ASSETS	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$10,648	56%	$11,269	55%	$18,588	56%
Accruing loans/leases past due 90 days or more	3	0%	3	0%	93	0%
Troubled debt restructures - accruing	1,054	6%	1,040	5%	1,421	5%
Total nonperforming loans/leases	11,705	61%	12,312	60%	20,102	61%
Other real estate owned	7,151	37%	8,140	39%	12,768	39%
Other repossessed assets	246	1%	194	1%	155	0%
Total nonperforming assets	$19,102	100%	$20,646	100%	$33,025	100%

	For the quarter ended December 31,				For the twelve months ended December 31,
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES	2015		2014		2015		2014
Beginning balance	$25,534		$22,768		$23,074		$21,448
Provision charged to expense	1,177		3,648		6,871		6,807
Loans/leases charged off	(1,106)		(3,650)		(5,225)		(6,136)
Recoveries on loans/leases previously charged off	536		308		1,421		955
Ending balance	$26,141		$23,074		$26,141		$23,074

Net charge-offs / average loans/leases	0.03%		0.21%		0.22%		0.34%

	As of
	December 31,		September 30,		December 31,
	2015		2015		2014

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.74%		0.80%		1.31%
Allowance / total loans/leases (1)	1.45%		1.45%		1.42%
Allowance / nonperforming loans (1)	223.33%		207.39%		114.78%

(1) Upon acquisition per GAAP, the acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended						For the Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2015		2015		2014		2015		2014

	(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income	$22,910		$23,141		$22,028		$90,003		$85,965
Interest expense	3,024		3,004		4,247		13,707		16,894
Net interest income	19,886		20,137		17,781		76,296		69,071
Provision for loan/lease losses	1,177		1,635		3,648		6,871		6,807
Net interest income after provision for loan/lease losses	18,709		18,502		14,133		69,425		62,264
Noninterest income	6,478		6,369		6,078		24,530		21,158
Noninterest expense	16,139		15,913		16,874		73,358		65,430
Net income before taxes	9,048		8,958		3,337		20,597		17,992
Income tax expense	2,263		2,469		344		3,669		3,039
Net income	$6,785		$6,489		$2,993		$16,928		$14,953
Less: Preferred stock dividends	-		-		-		-		1,082
Net income attributable to QCR Holdings, Inc. common stockholders	$6,785		$6,489		$2,993		$16,928		$13,871

Earnings per common share:
Basic	$0.58		$0.55		$0.38		$1.64		$1.75
Diluted	$0.57		$0.55		$0.37		$1.61		$1.72

Earnings per common share (basic) LTM (1)	$1.64		$1.40		$1.75

Weighted average common shares outstanding	11,744,495		11,713,993		7,943,275		10,345,286		7,925,220
Weighted average common and common equivalent shares outstanding	11,926,038		11,875,930		8,073,386		10,499,841		8,048,661

AVERAGE BALANCES
Assets	$2,611,276		$2,563,739		$2,487,698		$2,549,921		$2,453,678
Loans/leases	$1,764,275		$1,744,043		$1,604,928		$1,707,523		$1,540,382
Deposits	$1,978,737		$1,881,604		$1,747,249		$1,851,584		$1,708,777
Total stockholders' equity	$223,553		$216,453		$141,942		$192,489		$142,735

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized) (2)	1.04%		1.01%		0.48%		0.66%		0.61%
Return on average total equity (annualized) (2)	12.14%		11.99%		8.43%		8.79%		10.48%
Price earnings ratio LTM (1)	14.81	x	15.62	x	10.21	x	14.81	x	10.21	x
Net interest margin (TEY)	3.41%		3.51%		3.20%		3.37%		3.15%
Efficiency ratio	61.22%		61.88%		70.43%		72.76%		72.47%
Gross loans and leases / total assets ratio	69.34%		68.16%		64.56%		69.34%		64.56%
Full-time equivalent employees	406		406		409		406		409

(1) LTM: Last twelve months.
(2) The numerator for this ratio is "Net income".

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities (1)	$572,531	$4,673	3.24%	$591,538	$4,683	3.14%	$657,092	$4,616	2.79%
Loans (1)	1,764,275	19,330	4.35%	1,744,043	19,564	4.45%	1,604,928	18,351	4.54%
Other	128,691	228	0.70%	88,039	202	0.91%	86,218	209	0.96%
Total earning assets (1)	$2,465,497	$24,231	3.90%	$2,423,620	$24,449	4.00%	$2,348,238	$23,176	3.92%

Deposits	$1,271,612	$1,199	0.37%	$1,236,571	$1,140	0.37%	$1,166,884	$1,137	0.39%
Borrowings	374,602	1,825	1.93%	434,750	1,863	1.70%	561,955	3,110	2.20%
Total interest-bearing liabilities	$1,646,214	$3,024	0.73%	$1,671,321	$3,003	0.71%	$1,728,839	4,247	0.97%

Net interest income / spread (1)		$21,207	3.17%		$21,446	3.29%		$18,929	2.95%
Net interest margin (1)			3.41%			3.51%			3.20%

	For the Twelve Months Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities (1)	$599,648	$18,380	3.07%	$688,827	$18,679	2.71%
Loans (1)	1,707,523	75,670	4.43%	1,540,382	70,414	4.57%
Other	99,042	833	0.84%	90,232	849	0.94%
Total earning assets (1)	$2,406,213	$94,883	3.94%	$2,319,441	$89,942	3.88%

Deposits	$1,209,736	$4,496	0.37%	$1,133,228	$4,509	0.40%
Borrowings	472,675	9,210	1.95%	568,883	12,385	2.18%
Total interest-bearing liabilities	$1,682,411	$13,706	0.81%	$1,702,111	$16,894	0.99%

Net interest income / spread (1)		$81,177	3.13%		$73,048	2.89%
Net interest margin (1)			3.37%			3.15%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
ANALYSIS OF NONINTEREST INCOME	(dollars in thousands)

Trust department fees	$1,455	$1,532	$1,415	$6,131	$5,715
Investment advisory and management fees	721	782	711	2,972	2,798
Deposit service fees	1,003	994	968	3,824	3,847
Gain on sales of residential real estate loans	57	85	144	323	461
Gain on sales of government guaranteed portions of loans	405	760	1,180	1,305	2,041
Swap fee income	535	63	93	1,718	155
Earnings on cash surrender value of life insurance	443	407	445	1,762	1,722
Debit card fees	290	290	219	1,072	982
Correspondent banking fees	275	311	318	1,190	1,064
Participation service fees on commercial loan participations	218	202	222	865	855
Securities gains, net	325	57	52	799	92
Gain on disposal of leased assets, net	46	89	(47)	297	61
Credit card issuing fees	134	134	124	538	553
Lawsuit settlement	-	387	-	387	-
Gain on debt extinguishment	300	-	-	300	-
Other	271	276	234	1,047	812
Total noninterest income	$6,478	$6,369	$6,078	$24,530	$21,158

ANALYSIS OF NONINTEREST EXPENSE

Salaries and employee benefits	$10,258	$10,583	$10,038	$42,968	$40,337
Occupancy and equipment expense	1,535	1,864	1,846	7,043	7,386
Professional and data processing fees	840	1,742	1,673	5,523	6,192
FDIC, other insurance and regulatory fees	573	702	773	2,725	2,895
Loan/lease expense	281	253	153	882	666
Net cost of operation of other real estate	(4)	(1,118)	421	(1,092)	603
Advertising and marketing	532	460	591	1,900	1,985
Postage and communications	252	221	235	936	930
Stationery and supplies	171	145	144	596	579
Bank service charges	396	392	332	1,486	1,291
Losses on debt extinguishment	591	-	-	7,486	-
Correspondent banking expense	186	177	158	703	636
Other	528	492	510	2,202	1,930
Total noninterest expense	$16,139	$15,913	$16,874	$73,358	$65,430

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2015	2015	2014	2015	2014
	(dollars in thousands)

TOTAL ASSETS

Quad City Bank and Trust (1)	$1,336,572	$1,328,053	$1,320,684	$1,336,572	$1,320,684
m2 Lease Funds, LLC	202,685	195,712	178,016	202,685	178,016
Cedar Rapids Bank and Trust	866,872	867,064	840,332	866,872	840,332
Rockford Bank and Trust	367,472	360,348	353,448	367,472	353,448

TOTAL DEPOSITS

Quad City Bank and Trust (1)	$931,689	$919,904	$813,805	$931,689	$813,805
Cedar Rapids Bank and Trust	680,674	685,537	636,718	680,674	636,718
Rockford Bank and Trust	272,347	254,050	234,201	272,347	234,201

TOTAL LOANS & LEASES

Quad City Bank and Trust (1)	$887,882	$853,755	$783,486	$887,882	$783,486
m2 Lease Funds, LLC	201,119	194,911	177,444	201,119	177,444
Cedar Rapids Bank and Trust	616,615	617,215	576,322	616,615	576,322
Rockford Bank and Trust	293,526	284,703	271,658	293,526	271,658

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust (1)	66%	64%	59%	66%	59%
Cedar Rapids Bank and Trust	71%	71%	69%	71%	69%
Rockford Bank and Trust	80%	79%	77%	80%	77%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust (1)	1.35%	1.34%	1.41%	1.35%	1.41%
m2 Lease Funds, LLC	1.87%	1.80%	1.94%	1.87%	1.94%
Cedar Rapids Bank and Trust	1.61%	1.60%	1.37%	1.61%	1.37%
Rockford Bank and Trust	1.45%	1.49%	1.51%	1.45%	1.51%

ALLOWANCE AS A PERCENTAGE OF NONPERFORMING LOANS/LEASES

Quad City Bank and Trust (1)	147.27%	130.52%	83.68%	147.27%	83.68%
m2 Lease Funds, LLC	213.11%	303.73%	257.13%	213.11%	257.13%
Cedar Rapids Bank and Trust	424.13%	505.44%	197.42%	424.13%	197.42%
Rockford Bank and Trust	344.41%	264.68%	143.36%	344.41%	143.36%

NET INCOME (4)

Quad City Bank and Trust (1)	$4,080	$4,086	$1,972	$11,763	$10,451
m2 Lease Funds, LLC (2)	865	712	328	3,062	2,333
Cedar Rapids Bank and Trust	3,137	3,016	2,101	8,108	8,006
Rockford Bank and Trust	452	800	323	2,189	1,877

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust (1)	1.18%	1.23%	0.60%	0.89%	0.82%
Cedar Rapids Bank and Trust	1.42%	1.36%	0.99%	0.93%	0.97%
Rockford Bank and Trust	0.50%	0.88%	0.36%	0.61%	0.54%

NET INTEREST MARGIN PERCENTAGE (3)

Quad City Bank and Trust (1)	3.38%	3.49%	3.07%	3.32%	3.07%
Cedar Rapids Bank and Trust	3.63%	3.71%	3.58%	3.65%	3.44%
Rockford Bank and Trust	3.43%	3.41%	3.34%	3.41%	3.31%

(1) Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2) m2 Lease Funds, LLC net income is post-tax, using an estimated effective tax rate of 35%.
(3) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(4) Net income for the year ending December 31, 2015 included losses on debt extinguishment (pre-tax) totaling $3.1 million and $3.8 million, respectively, at Quad City Bank and Trust and Cedar Rapids Bank and Trust. Net income for the quarter ending and year ending December 31, 2015 included losses on debt extinguishment (pre-tax) totaling $591 thousand at Rockford Bank and Trust.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	December 31,	September 30,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2015	2015	2014
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$225,886	$221,115	$144,079
Less: Intangible assets	4,694	4,744	4,894
Tangible common equity (non-GAAP)	$221,192	$216,371	$139,185

Total assets (GAAP)	$2,593,198	$2,575,855	$2,524,958
Less: Intangible assets	4,694	4,744	4,894
Tangible assets (non-GAAP)	$2,588,504	$2,571,111	$2,520,064

Tangible common equity to tangible assets ratio (non-GAAP)	8.55%	8.42%	5.52%

	For the Quarter ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
CORE NET INCOME (2)	2015	2015	2014	2015	2014

Net income (loss) (GAAP)	$6,785	$6,489	$2,993	$16,928	$14,953

Less nonrecurring items (post-tax) (3):
Income:
Securities gains	$211	$37	$34	$519	$60
Gain on debt extinguishment	195	-	-	195	-
Lawsuit award	-	252	-	252	-
Total nonrecurring income (non-GAAP)	$406	$289	$34	$966	$60

Expense:
Losses on debt extinguishment	$384	$-	$-	$4,866	$-
Accrual adjustments	(487)	-	-	(487)	-
Other non-recurring expenses	-	-	-	513	-
Total nonrecurring expense (non-GAAP)	$(103)	$-	$-	$4,892	$-

Core net income (non-GAAP)	$6,276	$6,200	$2,959	$20,854	$14,893
Less: Preferred stock dividends	-	-	-	-	1,082
Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$6,276	$6,200	$2,959	$20,854	$13,811

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$6,276	$6,200	$2,959	$20,854	$13,811

Weighted average common shares outstanding	11,744,495	11,713,993	7,943,275	10,345,286	7,925,220
Weighted average common and common equivalent shares outstanding	11,926,038	11,875,930	8,073,386	10,499,841	8,048,661

Core earnings per common share (non-GAAP):
Basic	$0.53	$0.53	$0.37	$2.02	$1.74
Diluted	$0.53	$0.52	$0.37	$1.99	$1.72

CORE RETURN ON AVERAGE ASSETS (2)

Core net income (non-GAAP) (from above)	$6,276	$6,200	$2,959	$20,854	$14,893

Average Assets	$2,611,276	$2,563,739	$2,487,698	$2,549,921	$2,453,678

Core return on average assets (annualized) (non-GAAP)	0.96%	0.97%	0.48%	0.82%	0.61%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measure are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.

Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745